Consent of Beard Miller Company LLP, Independent Auditors


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Form S-3) of our report dated February 3, 2003, relating to the consolidated financial statements of American Bank Incorporated appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                   /s/ Beard Miller Company LLP




Reading, Pennsylvania
January 22, 2004